AMENDMENT NO. 5
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

          AMENDMENT NO. 5 dated as of March 17, 1995 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (as amended by Amendment No. 1 thereto dated as of June 9, 1994, Amendment No. 2 thereto dated as of September 30, 1994, Amendment No. 3 thereto dated as of December 12, 1994 and Amendment No. 4 thereto dated as of January 11, 1995, the "Credit Agreement"), each among CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as agent for the Lenders, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company has requested that: (a) the Lenders consent to certain amendments to the definition of the term "Net Income" contained in the Senior Subordinated Notes Indenture; (b) the Credit Agreement be amended to permit the Collateral Agent, upon the request of the Company, to enter into a non-disturbance and attornment agreement in respect of any Facility that is leased or subleased by the Company or a Wholly-Owned Restricted Subsidiary to a Permitted Joint Venture pursuant to Section 8.2(i) of the Credit Agreement; and
(c) the respective definitions contained in the Credit Agreement of the terms "Base Core EBITDA" and "Core EBITDA" be amended to give the Company credit for the pre-acquisition net income of certain Domestic Guarantors acquired by the Company in January, 1995;

          WHEREAS, subject to and upon the terms and conditions hereinafter set forth, the Lenders party hereto are willing to agree to the foregoing;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1. CONSENT. The Company may amend the definition of "Net Income" contained in the Senior Subor-dinated Notes Indenture to read as set forth in the section entitled "The Proposed Amendment" of the Consent Solicitation dated March 3, 1995 that is attached hereto as Exhibit A; PROVIDED that (a) the aggregate amount of the fees paid or payable to or for the benefit of the Holders (as defined in such Consent Solicitation) in connection therewith does not exceed $2,812,500 (i.e., 0.75% of the aggregate outstanding principal amount of the Senior Subordinated Notes), and (b) the aggregate amount of fees paid or payable to or for the benefit of the Solicitation Agent (as defined in such Consent Solicitation) in connection therewith does not exceed such amount as is customary in the industry for services of the type to be provided by the Solicitation Agent in connection with such Consent Solicitation.

          Section 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) The last paragraph of Section 8.2 of the Credit Agreement is hereby amended by inserting the words "or paragraph (i) of this Section" after the word "Section" in the fourth line of such paragraph.

          (b) The following is inserted after the definition in Section 10 thereof of the term "Accumulated Excess Cash Flow":

               "'ACQUIRED MENTOR EBITDA' shall mean, for any period, the consolidated 'EBITDA' of the Domestic Guarantors acquired by the Company pursuant to the Mentor Merger Agreement for the portion of such period that precedes the date on which such Domestic Guarantors were so acquired. For purposes of the foregoing, (a) each such Domestic Guarantor shall be deemed to have been so acquired as of the end of the month in which it was so acquired, and (b) the consolidated 'EBITDA' of such Domestic Guarantors for such portion of such period shall be deemed to be the sum of the respective amounts listed on Schedule 10.1(e) for each month that occurs during such portion of such period."

          (c) The definition of the term "Base Core EBITDA" in Section 10 thereof is amended by: (i) inserting the words "sum of the" after the word "the" in clause (c) thereof, and (ii) inserting the phrase ", plus the

Acquired Mentor EBITDA, if any" after the word "any" in such clause (c).

          (d) The definition of the term "Core EBITDA" in Section 10 thereof is amended by: (i) inserting the words "sum of the" after the word "the" in clause
(d) thereof, and (ii) inserting the phrase ", plus the Acquired Mentor EBITDA, if any" after the word "any" in such clause (d).

          (e) The following is inserted after the definition in Section 10 thereof of the term "Measurement Date":

               "'MENTOR MERGER AGREEMENT' shall mean the Merger Agreement dated as of December 19, 1994 among the Company, Charter Acquisition Subsidiary, a Delaware corporation, and Magellan Health Services, Inc., a Delaware corporation, pursuant to which Charter Acquisition Subsidiary merged with and into Magellan Health Services, Inc."

          (f) Exhibit B hereto is added as Schedule 10.1(e) to the Credit Agreement.

          Section 3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) each amount set forth opposite a month on Exhibit B hereto is the true and correct consolidated EBITDA for such month of the Domestic Guarantors acquired by the Company pursuant to the Mentor Merger Agreement (as defined in the Credit Agreement as amended hereby), and (ii) each such amount was calculated for such month in conformity with the respective definitions of the terms "EBITDA" and "Net Income" contained in the Credit Agreement;

          (b) the execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their respective assets, except where such contravention would not have a Material Adverse Effect, or (iii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any inden-ture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect;

          (c) this Amendment, the Credit Agreement as amended hereby and, after giving effect to this Amendment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (d) on and as of the date hereof, and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

          (e) the representations and warranties of the Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific date.

          Section 4. EFFECTIVENESS. This Amendment shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

          Section 5. STATUS OF CREDIT DOCUMENTS. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, the terms, provisions and conditions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          Section 6. COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 5 to the Second Amended and Restated Credit Agreement as of the date first above written.


                         CHARTER MEDICAL CORPORATION


                         By:________________________
                            Name:
                            Title:


                         BANKERS TRUST COMPANY,
                           as Agent and a Lender


                         By:________________________
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK OF
                           NORTH CAROLINA, as Co-Agent
                           and a Lender


                         By:________________________
                            Name:
                            Title:


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                         By:________________________
                            Name:
                            Title:

                         CREDIT LYONNAIS,
                           Cayman Islands Branch


                         By:________________________
                            Name:
                            Title:


                         DRESDNER BANK AG, New York and
                           Grand Cayman Islands Branches


                         By:________________________
                            Name:
                            Title:


                         By:________________________
                            Name:
                            Title:


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION


                         By:________________________
                            Name:
                            Title:


                         THE BANK OF NEW YORK


                         By:________________________
                            Name:
                            Title:


                         THE MITSUBISHI BANK, LIMITED,
                           New York Branch


                         By:________________________
                            Name:
                            Title:

Consented and agreed to as of
the date first above written
by each of the entities listed
on Schedule I hereto:


By:____________________
   Name:
   Title:              ,
          of each of the entities
          listed on Schedule I hereto

DOMESTIC SUBSIDIARIES
- ---------------------
      1.  Ambulatory Resources, Inc.
      2.  Atlanta MOB, Inc.
      3.  Beltway Community Hospital, Inc.
      4.  CCM, Inc.
      5.  Charter Alvarado Behavioral Health System, Inc.
      6.  Charter Appalachian Hall Behavioral Health System, Inc.
      7.  Charter Arbor Indy Behavioral Health System, Inc.
      8.  Charter Augusta Behavioral Health System, Inc.
      9.  Charter Bay Harbor Behavioral Health System, Inc.
     10.  Charter Beacon Behavioral Health System, Inc.
     11.  Charter Behavioral Health System at Fair Oaks, Inc.
     12.  Charter Behavioral Health System at Hidden Brook, Inc.
     13.  Charter Behavioral Health System at Los Altos, Inc.
     14.  Charter Behavioral Health System at Potomac Ridge, Inc.
     15.  Charter Behavioral Health System of Delmarva, Inc.
     16.  Charter Behavioral Health System of Athens, Inc.
     17.  Charter Behavioral Health System of Austin, Inc.
     18.  Charter Behavioral Health System of Baywood, Inc.
     19.  Charter Behavioral Health System of Bradenton, Inc.
     20.  Charter Behavioral Health System of Canoga Park, Inc.
     21.  Charter Behavioral Health System of Central Georgia, Inc.
     22.  Charter Behavioral Health System of Charleston, Inc.
     23.  Charter Behavioral Health System of Charlottesville, Inc.
     24.  Charter Behavioral Health System of Chicago, Inc.
     25.  Charter Behavioral Health System of Chula Vista, Inc.
     26.  Charter Behavioral Health System of Columbia, Inc.
     27.  Charter Behavioral Health System of Corpus Christi, Inc.
     28.  Charter Behavioral Health System of Dallas, Inc.
     29.  Charter Behavioral Health System of Evansville, Inc.
     30.  Charter Behavioral Health System of Fort Worth, Inc.
     31.  Charter Behavioral Health System of Jackson, Inc.
     32.  Charter Behavioral Health System of Jacksonville, Inc.
     33.  Charter Behavioral Health System of Jefferson, Inc.
     34.  Charter Behavioral Health System of Kansas City, Inc.
     35.  Charter Behavioral Health System of Lafayette, Inc.
     36.  Charter Behavioral Health System of Lake Charles, Inc.
     37.  Charter Behavioral Health System of Lakewood, Inc.
     38.  Charter Behavioral Health System of Michigan City, Inc.
     39.  Charter Behavioral Health System of Mobile, Inc.
     40.  Charter Behavioral Health System of Nashua, Inc.
     41.  Charter Behavioral Health System of Nevada, Inc.
     42.  Charter Behavioral Health System of New Mexico, Inc.
     43.  Charter Behavioral Health System of Northern California, Inc.
     44.  Charter Behavioral Health System of Northwest Arkansas, Inc.
     45.  Charter Behavioral Health System of Northwest Indiana, Inc.
     46.  Charter Behavioral Health System of Paducah, Inc.
     47.  Charter Behavioral Health System of Rockford, Inc.
     48.  Charter Behavioral Health System of San Jose, Inc.
     49.  Charter Behavioral Health System of Savannah, Inc.
     50.  Charter Behavioral Health System of Southern California, Inc.
     51.  Charter Behavioral Health System of Tampa Bay, Inc.
     52.  Charter Behavioral Health System of Texarkana, Inc.
     53.  Charter Behavioral Health System of the Inland Empire, Inc.
     54.  Charter Behavioral Health System of Toledo, Inc.
     55.  Charter Behavioral Health System of Tucson, Inc.
     56.  Charter Behavioral Health System of Visalia, Inc.
     57.  Charter Behavioral Health System of Waverly, Inc.
     58.  Charter Behavioral Health System of Winston-Salem, Inc.
     59.  Charter Behavioral Health System of Yorba Linda, Inc.
     60.  Charter Behavioral Health System of Atlanta, Inc.
     61.  Charter Brawner Behavioral Health System, Inc.
     62.  Charter Canyon Behavioral Health System, Inc.
     63.  Charter Canyon Springs Behavioral Health System, Inc.
     64.  Charter Centennial Peaks Behavioral Health System, Inc.
     65.  Charter Community Hospitals, Inc.
     66.  Charter Community Hospital of Des Moines, Inc.
     67.  Charter Contract Services, Inc.
     68.  Charter Cove Forge Behavioral Health System, Inc.
     69.  Charter Crescent Pines Behavioral Health System, Inc.
     70.  Charter Fairbridge Behavioral Health System, Inc.
     72.  Charter Fenwick Hall Behavioral Health System, Inc.
     73.  Charter Financial Offices, Inc.
     74.  Charter Forest Behavioral Health System, Inc.
     75.  Charter Grapevine Behavioral Health System, Inc.
     76.  Charter Greensboro Behavioral Health System, Inc.
     77.  Charter Health Management of Texas, Inc.
     78.  Charter Hospital of Columbus, Inc.
     79.  Charter Hospital of Denver, Inc.
     80.  Charter Hospital of Ft. Collins, Inc.
     81.  Charter Hospital of Laredo, Inc.
     82.  Charter Hospital of Miami, Inc.
     83.  Charter Hospital of Mobile, Inc.
     84.  Charter Hospital of Northern New Jersey, Inc.
     85.  Charter Hospital of Santa Teresa, Inc.
     86.  Charter Hospital of St. Louis, Inc.
     87.  Charter Hospital of Torrance, Inc.
     88.  Charter Indianapolis Behavioral Health System, Inc.
     89.  Charter Lafayette Behavioral Health System, Inc.
     90.  Charter Lakehurst Behavioral Health System, Inc.
     91.  Charter Lakeside Behavioral Health System, Inc.
     92.  Charter Laurel Heights Behavioral Health System, Inc.
     93.  Charter Laurel Oaks Behavioral Health System, Inc.
     94.  Charter Linden Oaks Behavioral Health System, Inc.
     95.  Charter Little Rock Behavioral Health System, Inc.
     96.  Charter Louisville Behavioral Health System, Inc.
     97.  Charter Meadows Behavioral Health System, Inc.
     98.  Charter Medfield Behavioral Health System, Inc.
     99.  Charter Medical Executive Corporation
     100. Charter Medical Information Services, Inc.
     101. Charter Medical International, S.A., Inc.
     102. Charter Medical Management Company
     103. Charter Medical of East Valley, Inc.
     104. Charter Medical of North Phoenix, Inc.
     105. Charter Medical of Orange County, Inc.
     106. Charter Medical - California, Inc.
     107. Charter Medical - Clayton County, Inc.
     108. Charter Medical - Cleveland, Inc.
     109. Charter Medical - Dallas, Inc.
     110. Charter Medical - Long Beach, Inc.
     111. Charter Medical - New York, Inc.
     112. Charter Mental Health Options, Inc.
     113. Charter Mid-South Behavioral Health System, Inc.
     114. Charter Milwaukee Behavioral Health System, Inc.
     115. Charter Mission Viejo Behavioral Health System, Inc.
     116. Charter MOB of Charlottesville, Inc.
     117. Charter North Behavioral Health System, Inc.
     118. Charter North Counseling Center, Inc.
     119. Charter Northbrooke Behavioral Health System, Inc.
     120. Charter Northridge Behavioral Health System, Inc.
     121. Charter Northside Hospital, Inc.
     122. Charter Oak Behavioral Health System, Inc.
     123. Charter of Alabama, Inc.
     124. Charter Palms Behavioral Health System, Inc.
     125. Charter Peachford Behavioral Health System, Inc.
     126. Charter Pines Behavioral Health System, Inc.
     127. Charter Plaints Behavioral Health System, Inc.
     128. Charter Psychiatric Hospitals, Inc.
     129. Charter Real Behavioral Health System, Inc.
     130. Charter Regional Medical Center, Inc.
     131. Charter Richmond Behavioral Health System, Inc.
     132. Charter Ridge Behavioral Health System, Inc.
     133. Charter Rivers Behavioral Health System, Inc.
     134. Charter San Diego Behavioral Health System, Inc.
     135. Charter Sioux Falls Behavioral Health System, Inc.
     136. Charter South Bend Behavioral Health System, Inc.
     137. Charter Springs Behavioral Health System, Inc.
     138. Charter Springwood Behavioral Health System, Inc.
     139. Charter Suburban Hospital of Mesquite, Inc.
     140. Charter Terre Haute Behavioral Health System, Inc.
     141. Charter Thousand Oaks Behavioral Health System, Inc.
     142. Charter Treatment Center of Michigan, Inc.
     143. Charter Westbrook Behavioral Health System, Inc.
     144. Charter White Oak Behavioral Health Sytem, Inc.
     145. Charter Wichita Behavioral Health System, Inc.
     146. Charter Woods Behavioral Health System, Inc.
     147. Charter Woods Hospital, Inc.
     148. Charter - Provo School, Inc.
     149. Charterton/LaGrange, Inc.
     150. Charter-By-The-Sea Behavioral Health System, Inc.
     151. CMCI, Inc.

     152. CMFC, Inc.
     153. CMSF, Inc.
     154. CPS Associates, Inc.
     155. C.A.C.O. Services, Inc.
     156. Desert Springs Hospital, Inc.
     157. Employee Assistance Services, Inc.
     158. Florida Health Facilities, Inc.
     159. Gulf Coast EAP Services, Inc.
     160. Gwinnett Immediate Care Center, Inc.
     161. HCS, Inc.
     162. Holcomb Bridge Immediate Care Center, Inc.
     163. Hospital Investors, Inc.
     164. Mandarin Meadows, Inc.
     165. Metropolitan Hospital, Inc.
     166. Middle Georgia Hospital, Inc.
     167. Pacific - Charter Medical, Inc.
     168. Southeast Behavioral Systems, Inc.
     169. Rivoli, Inc.
     170. Shallowford Community Hospital, Inc.
     171. Sistemas De Terapia Respiratoria S.A., Inc.
     172. Stuart Circle Hospital Corporation
     173. Charter Medical of Florida, Inc.
     174. Western Behavioral Health Systems, Inc.
     175. Schizophrenia Treatment and Rehabilitation, Inc.
     176. NEPA - Massachusetts, Inc.
     177. NEPA - New Hampshire, Inc.
     178. Charter Behavioral Health System at Manatee
          Palms Therapeutic Group Home
     179. Magellan Health Services, Inc.
     180. Natioanl Mentor, Inc.
     181. Massachusetts Mentor, Inc.
     182. Illinois Mentor, Inc.
     183. South Carolina Mentor, Inc.
     184. Pennsylvania Mentor, Inc.
     185. North Carolina Mentor,   Inc.
     186. Ohio Mentor, Inc.
     187. National Mentor Healthcare, Inc.


FOREIGN SUBSIDIARIES
- --------------------

     1.   Charter Medical (Cayman Islands) Ltd.
     2.   Charter Medical International, Inc.
     3.   Charter Medical of England Limited
     4.   Charter Medical of Puerto Rico



NOTE:     (1)  Tampa Bay Behavioral Health Alliance, Inc. changed its name to        Charter Medical of Florida, Inc. on 6/14/94.
          (2)  Charter Behavioral Health System of Wahsington, D.C., Inc. was dissolved on June 30, 1994.
          (3)  Peachford Professional Network, Inc, changed its name to Southeast Behavioral Systems, Inc. on October 20, 1994.
          (4)  Charter Psychiatric Hospitals, Inc. changed its name to Charter Acquisition Subsidiary, Inc. on November 28, 1994.
          (5)  Charter Colonial Institute was dissolved on December 19, 1994.
          (6)  Charter Behavioral Health System of Virginia Beach, Inc., Charter Tidewater Behavioral Health System, Inc. and
               Charter Serenity Lodge Behavioral Health System, Inc. were sold in a stock sale on January 6, 1995.
          (7)  Charter Behavioral Health System at Warwick Manor, Inc. changed its name to Charter Behavioral Health System of
               Delmarva, Inc. on February 27, 1995.

                                  Exhibit A to
                               Amendment No. 5 to
                  Second Amended and Restated Credit Agreement
                  --------------------------------------------

                              CONSENT SOLICITATION
                              --------------------

                                     CHARTER

     Charter, which was incorporated in 1969 under the laws of the State of Delaware, is a behavioral healthcare company. At December 31, 1994, Charter operated 111 acute care psychiatric hospitals and two residential treatment centers with an aggregate capacity of 9,737 licensed beds. Additionally, all of Charter's hospitals operate partial hospitalization programs, and Charter operations 98 oiutpatient centers, staffed by mental health professionals. The principal executive offices of Charter are located at 3414 Peachtree Road, N.E., Atlanta, Georgia 30326. Charter's telephone number is (404) 841-9200.

     Charter's business strategy is to develop and operate integrated behavioral heatlhcare delivery systems in certain markets in which it presently operates one or more hospitals and in selected other markets in which Charter does not presently operate a hospital. The integrated delivery systems that Charter is developing offer a comprehensive range of behavioral healthcare services including inpatient treatment, day and partial hospitalization services, group and individual outpaiten treatment, and residential and other less intensive services. Charter is establishing such systems by using its hospitals as a base and by arranging for other services through acquisitions, contracts or affiliations with physicians, psychologists and other mental health professionals and, in some markets, with general acute care hospitals and other institutional healthcare providers. Charter also is developing information systems that will assist in the integration of the financing and delivery of behavioral healthcare services.

                             THE PROPOSED AMENDMENT

     As amended by the Proposed Amendment, the definition of "Net Income" in
Section 1.01 of the Indenture will read as follows (revisions in bold):

               "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding (i) any extraordinary gain or loss, (II) IN THE CASE OF THE COMPANY'S FISCAL YEAR ENDING SEPTEMBER 30, 1994 ANY UNUSUAL ITEMS, AND (III) IN THE COMPANY'S FISCAL YEAR ENDING SEPTEMBER 30, 1995 OR THEREAFTER UP TO $30 MILLION OF CHARGES FOR UNUSUAL ITEMS IN THE AGGREGATE RELATING SOLELY TO SETTLEMENT OF CLAIMS OF INSURANCE COMPANIES FOR AMOUNTS PREVIOUSLY PAID TO THE COMPANY BY SUCH INSURANCE COMPANIES, together, IN EACH CASE, with any related provision for taxes on such extraordinary gain or loss OR UNUSUAL ITEMS.

                 EFFECTS AND PURPOSES OF THE PROPOSED AMENDMENT

     EFFECTS. The current definition of Net Income in the Indenture excludes any gian or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale, and excludes extraordinary gains and losses and related provisions for taxes. In Charter's 1994 fiscal year ended September 30, 1994, Charter recorded a $71.3 million charge for unusual items. Teh components of this unusual charge include (i) $37.5 million (including interest) payable over three years to a group of insurance companies to resolve disputes relating to claims paid predominantly in the 1980's, (ii) a $23 million charge to write down certain facilities to their net realizable value, and (iii) expenses relating to relocation of Charter's executive
offices.   The 1994 unusual charge was similar to an extraordinary charge in that the components of the unusual charge were infrequent. Charter is negotiating with two insurance companies a resolution of claims similar to the claims settled in fiscal 1994. Under the Proposed Amendment, the 1994 unusual items and unusual items in fiscal 1995 or thereafter of up to an aggregate of $30 million would be excluded from Net Income in the same way that extra-ordinary charges are presently excluded from the definition of Net Income.

                                  Exhibit B to
                               Amendment No. 5 to
                  Second Amended and Restated Credit Agreement
                  --------------------------------------------

                            ACQUIRED MENTOR EBITDA'S
                            ------------------------

                                             Acquired
     Month                                Mentor EBITDA
     -----                                -------------

March, 1994                               $  376,251

April, 1994                                  445,021

May, 1994                                    503,614

June, 1994                                   510,388

July, 1994                                   559,105

August, 1994                                 558,127

September, 1994                              568,828

October, 1994                                605,579

November, 1994                               529,353

December, 1994                               533,201

January, 1995                                547,822
                                             -------